                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

   [ ]  Preliminary Proxy Statement

   [ ]  Confidential, for Use of the Commission Only (as permitted by
        14a-6(e)(2))

   [X]  Definitive Proxy Statement

   [ ]  Definitive Additional Materials

   [ ]  Soliciting Material Pursuant Section 240.14(a)-11(c) or to
        Section 240.14(a)-12

                                  QUOVADX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of filing fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

             ------------------------------------------------------------------

        (2)  Aggregate number of securities to which transaction applies:

             ------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             ------------------------------------------------------------------

        (4)  Proposed maximum aggregate value of transaction:

             ------------------------------------------------------------------


        (5)  Total fee paid:

             ------------------------------------------------------------------

   [ ]  Fee paid previously by written preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:
                                    -------------------------------------------

        (2)  Form, Schedule or Registration Statement No.:
                                                          ---------------------

        (3)  Filing Party:
                          -----------------------------------------------------

        (4)  Date Filed:
                        -------------------------------------------------------

                                 (QUOVADX LOGO)

                                                                    May 18, 2002

Dear Stockholder,

     I am pleased to invite you to the Quovadx, Inc. 2002 Annual Meeting of Stockholders. The meeting will at 9:00 a.m. local time on Wednesday, June 19, 2002, at The Plaza Events Center, Plaza IV, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111.

     Enclosed is a notice of matters to vote on at the meeting, our proxy statement, proxy card and our 2001 Annual Report.

     If you plan to attend, please check the box on the proxy card. Whether or not you expect to attend the meeting, please vote your shares in one of three ways: via Internet, telephone or mail. Instructions regarding Internet and telephone voting are included on the proxy card. If you choose to vote by mail, please mark, date and sign the proxy card and promptly return it in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     If you plan to attend and your shares are held beneficially through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                           Sincerely,

                                           /s/ LORINE R. SWEENEY

                                           LORINE R. SWEENEY
                                           President and Chief Executive Officer

                                 (QUOVADX LOGO)
                         6400 S. FIDDLER'S GREEN CIRCLE
                                   SUITE 1000
                           ENGLEWOOD, COLORADO, 80111

                             ---------------------

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 19, 2002

To Our Stockholders:

     The 2002 Annual Meeting of Stockholders of Quovadx, Inc. will be held at The Plaza Events Center, Plaza IV, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111, on June 19, 2002 at 9:00 a.m. local time. At the meeting, stockholders will be asked to:

          1. Elect three Class III directors to serve for the ensuing three years and until their successors are duly elected and qualified; and

          2. Consider any other business properly brought before the meeting.

     The foregoing matters are more fully described in the proxy statement accompanying this notice.

     Only stockholders of record at the close of business on April 20, 2002 are entitled to vote at the annual meeting. In accordance with Delaware law, for 10 days prior to the Annual Meeting, a list of those stockholders will be available for inspection in the office of the Assistant Secretary, Quovadx, Inc., 6400 South Fiddler's Green Circle, Suite 1000, Englewood, Colorado, 80111. Such list also will be available at the Annual Meeting.

     Whether or not you plan to attend the meeting, please vote as soon as possible by: accessing the Internet site listed on the proxy card, calling the toll-free number listed on the proxy card, or signing, dating and returning the proxy card in the enclosed postage-paid envelope.

                                          By Order of the Board of Directors

                                          /s/ ARTHUR SCHNEIDERMAN

                                          ARTHUR SCHNEIDERMAN
                                          Secretary

                                 QUOVADX, INC.

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                      2002 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     Our board of directors is soliciting proxies to be used at our annual meeting of stockholders ("Annual Meeting") to be held at The Plaza Events Center, Plaza IV, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111, on June 19, 2002 at 9:00 a.m. Mountain Daylight Time, or at any adjournment of the annual meeting.

     This proxy statement, the accompanying proxy card and our 2001 Annual Report were mailed on or about May 18, 2002, to all stockholders entitled to vote at the meeting.

WHO CAN VOTE

     Stockholders of record at the close of business on April 20, 2002 are entitled to notice of and to vote at the meeting. At the close of business on April 20, 2002, we had outstanding 29,794,532 shares of our common stock, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting.

HOW TO VOTE

     Whether or not you plan to attend the Annual Meeting, you may vote your shares via Internet, telephone or mail.

     - Mail:  by signing, dating and mailing the enclosed proxy card;

     - Phone: by calling 1-800-435-6710 and entering the 11 digit control number at the bottom right hand corner of your proxy card; or

     - Internet: by going to the following URL address http://www/eproxy.com/qvdx.

     Stockholders who hold their shares through a bank or broker should vote their shares in the manner prescribed by their brokers. If you do not specify how to vote your shares on your proxy card, we will vote them in accordance with the recommendations of our board of directors for the proposals described in this proxy statement and on any other business that may come before the meeting.

SOLICITATION OF PROXIES

     The expense of printing and mailing proxy material will be paid by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers, and other employees of the Company by personal interview, telephone, or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

REVOKING YOUR PROXY

     You may revoke your proxy at any time before it is exercised by:

     - sending a written revocation to us at the address above to the attention of Linda K. Wackwitz, Assistant Secretary;

     - submitting a properly signed proxy with a later date; or

     - voting in person at the meeting.

REQUIRED VOTES

     Votes Required to Hold the Annual Meeting. A majority of the shares of common stock issued and outstanding on April 20, 2002, present in person at the meeting or represented at the meeting by proxy, will constitute a quorum. Shares that are voted "FOR," "AGAINST," "ABSTAIN" or "WITHHELD" from a proposal are treated as being present at the meeting for purposes of establishing a quorum. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted as present for purposes of determining whether a quorum exists, even if such shares are not voted on matters where discretionary voting by the broker is not allowed ("broker non-votes").

     Votes Required to Elect Directors and Adopt Other Proposals. Directors will be elected by a plurality of the votes cast. Withheld votes and broker non-votes, if any, are treated as votes cast and, therefore, will have no effect on the proposal to elect directors. Approval of each of the other proposals requires the affirmative vote of a majority of the votes represented by the shares of Common Stock cast with respect to each such matter. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on any such proposal.

     Householding. The Securities Exchange Commission recently approved a new rule concerning the delivery of annual disclosure documents. The rule allows the Company to send a single copy of the annual report and proxy statement to any household at which two or more stockholders reside if the Company believes the stockholders are members of the same family. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce the Company's expenses. The rule applies to the Company's annual reports and proxy statements. Each stockholder in the household will continue to receive a separate proxy card.

     If you would like to receive your own set of the Company's annual disclosure documents this year or in future years, follow the instruction described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of the Company's annual disclosure documents, follow these instructions:

     - If your shares are registered in your own name, please contact our transfer agent, Mellon Investor Services, and inform them of your request by calling them at 1-800-435-6710 or writing to them at Mellon Investor Services, Proxy Processing, P. O. Box 3710, South Hackensack, NJ 07606-9410.

     - If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     Our Board of Directors consists of three classes, Class I, Class II and Class III, with each class serving for a full three-year term. Lorine R. Sweeney, Jeffrey M. Krauss and James A. Gilbert are Class III Directors, and are nominees for reelection at the 2002 Annual Meeting. If elected, they will serve until our 2005 annual meeting. The Class I Directors will be considered for reelection at our 2003 annual meeting. The Class II Directors will be considered for reelection at our 2004 annual meeting. Directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

INFORMATION WITH RESPECT TO NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth information as to persons who serve as our
Directors:

                                       CLASS AND YEAR IN
NAME OF DIRECTOR                 AGE   WHICH TERM EXPIRES          PRINCIPAL OCCUPATION
----------------                 ---   ------------------          --------------------
Lorine R. Sweeney..............  44    Class III, 2002      President and Chief Executive
                                                            Officer, Quovadx, Inc.
Jeffrey M. Krauss..............  44    Class III, 2002      Managing Member, Psilos Group
                                                            Managers, LLC
James A. Gilbert...............  53    Class III, 2002      Managing Member, Live Oak Equity
                                                            Partners
Fred L. Brown..................  61    Class I, 2003        Visiting Professor at George
                                                            Washington University
Joseph G. Bleser...............  56    Class I, 2003        Independent Financial Consultant
Robert I. Murrie...............  56    Class II, 2004       Independent Consultant
J. Andrew Cowherd..............  49    Class II, 2004       Managing Member of the General
                                                            Partner, Atlantic Medical Capital,
                                                            L.P.
James B. Hoover................  47    Class II, 2004       Managing Member, DCPI, L.L.C.

NOMINEES FOR REELECTION AT THIS ANNUAL MEETING (CLASS III)

     Lorine R. Sweeney. Ms. Sweeney has been President, Chief Executive Officer and a director of Quovadx, Inc. since October 1997. From November 1994 until September 1997, Ms. Sweeney was Vice President of Software Development and Technology and Vice President of the UltiMedex Business Unit of Micromedex, Inc., an international supplier of clinical reference information to the health care and environmental industries. From August 1993 until November 1994, Ms. Sweeney was a Managing Consultant for Microsoft Consulting Services, the management consulting division of Microsoft Corporation. Ms. Sweeney received her B.S. degree in Engineering from the University of Arizona and her M.B.A. from the University of Phoenix.

     Jeffrey M. Krauss. Mr. Krauss has been Chairman of the Board of Directors of Quovadx, Inc. since March 1997. Since April 2000, Mr. Krauss has been a Managing Member of Psilos Group Managers, LLC, a venture capital firm. From May 1990 until March 2000, Mr. Krauss was a General Partner of Nazem & Company, a venture capital firm. During that time, Mr. Krauss was also a General Partner of the Transatlantic Venture Fund, a joint venture of Nazem & Company and Banque Nationale de Paris. Mr. Krauss is a director of Tegal Corporation (Nasdaq:
TGAL), a publicly-traded semi-conductor capital equipment manufacturing company. Mr. Krauss also serves as a director of several private companies.

     James A. Gilbert. has been a director of Quovadx, Inc. since October 2001. Since 1998, Mr. Gilbert has been a Managing Member of Live Oak Equity Partners. From 1996, until December 1997, Mr. Gilbert was President and Chief Operating Officer at IMNET Systems, Inc. and from 1988 to 1996 Mr. Gilbert served in a variety of operational capacities and as general counsel with HBO & Company. Mr. Gilbert has served on the Board of Directors of IMNET (Nasdaq: IMNT) and on the Board of Directors of Simione Central Holdings, Inc. (Nasdaq: SCHI). Mr. Gilbert also serves as a director of several private companies.

DIRECTORS WITH TERMS EXPIRING IN 2003 (CLASS I)

     Fred L. Brown. Mr. Brown has been a director of Quovadx, Inc., since December 1999. Mr. Brown served as chairman of the American Hospital Association, a public policy advocate and educational association in 1999. From June 1993, until December 1998, Mr. Brown was the founding President and Chief Executive Officer of BJC Health System, a healthcare organization comprised of a comprehensive health network featuring 200 care sites, 24,000 employees, and health plans covering more than 200,000 patients. He served as vice-chairman of the system from 2001-2002. Mr. Brown is also currently a director of Curon Medical, Inc., a medical products company, (Nasdaq: CURN) America's Doctor, a privately held company and Wellinx, Inc., a privately held company. He is also a Visiting Professor at George Washington University in Washington, D.C.

     Joseph G. Bleser. Mr. Bleser has served as a director of Healthcare.com since October 1997 and a director of Quovadx, Inc. since October 2001. Mr. Bleser has been an independent financial consultant since retiring from Healthcare.com in June 1998, and he served as a consultant to Healthcare.com and Quovadx until February 2002. Prior to that time, he had served as Executive Vice President of Healthcare.com from October 1997 to June 1998, as Chief Financial Officer from March 1995 to May 1998 and as Treasurer and Secretary from August 1995 to May 1998. He was Vice President of Finance of Healthcare.com from August 1995 to October 1997. Prior to joining Healthcare.com, Mr. Bleser served as Executive Vice President, Chief Financial Officer and Treasurer of Allegiant Physician Services, Inc., a physician practice management company, from May 1993 until March 1995. He was previously employed by HBO & Company ("HBOC"), a healthcare information company and a predecessor company of McKesson HBOC, Inc., as Senior Vice President-Finance, Treasurer, Assistant Secretary and Chief Financial Officer from 1992 to 1993 and as Vice President, Controller and Chief Accounting Officer from 1983 to 1992.

DIRECTORS WITH TERMS EXPIRING IN 2004 (CLASS II)

     Robert I. Murrie. Mr. Murrie has been a director of Quovadx, Inc. since August 2001. From August 2001, through October 2001, Mr. Murrie was the company's Chief Operating Officer and from October 2001 to the present he has been a consultant to the Company. Mr. Murrie was the President and Chief Executive Officer, and a director, of Healthcare.com Corporation from October 1997 until its acquisition by Quovadx in August 2001. Mr. Murrie was President of Healthcare Communications, Inc., a wholly owned subsidiary of Healthcare.com, from April 1997 to October 1997 and served as a Client Partner of Healthcare.com (a senior sales executive position) from January 1996 to April 1997.

     J. Andrew Cowherd. Mr. Cowherd has been a director of Quovadx, Inc. since March 1997. Since July 1996, Mr. Cowherd has been a Managing Member of the general partner of Atlantic Medical Capital, L.P., a venture capital firm that is managed by Atlantic Medical Management, L.L.C. Mr. Cowherd is a director of several private companies including NotifyMD, Inc. a privately held company providing unified messaging and other communications services to physicians; and Nursefinders, Inc. a privately held company providing healthcare staffing and home health care services.

     James B. Hoover. Mr. Hoover has been a director of Quovadx, Inc. since June 1999. Mr. Hoover is the Managing Member of DCP I, L.L.C., which is the general partner of Dauphin Capital Partners I, L.P., a venture capital firm that specializes in healthcare investments, which he founded in June 1998. From November 1992 until June 1998, Mr. Hoover was a General Partner of Welsh, Carson, Anderson & Stowe, a private equity firm specializing in the acquisition of healthcare and information services businesses. Mr. Hoover is a director of U.S. Physical Therapy, Inc. (Nasdaq: USPH), a publicly traded healthcare company, and several privately held healthcare companies.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD

     The three nominees for director receiving the highest number of affirmative votes of shares entitled to be voted for them shall be elected as Class III directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE REELECTION OF LORINE R. SWEENEY, JEFFREY M. KRAUSS AND JAMES A. GILBERT AS CLASS III DIRECTORS.

DIRECTOR COMPENSATION

     Stock Option Grant. Non-employee directors receive options to purchase shares of our common stock under our 1999 Director Option Plan. This plan was adopted in October 1999 and approved by our stockholders in January 2000. The director option plan provides for an automatic initial grant of an option to purchase 25,000 shares of our common stock to each non-employee director on the date that person first becomes a director. After the initial grant, a non-employee director will automatically be granted subsequent options to purchase 10,000 shares of our common stock each year on the date of our annual stockholders meeting, if on such date he or she has served on our board of directors for at least six months. Each initial option vests over four years, and each subsequent option grant vests on the first anniversary of the date of grant, except that if we merge with another corporation, or sell substantially all our assets, each option will become fully vested and exercisable. The exercise price of all options is equal to the fair market value of our common stock on the date of grant. The board of directors may also make additional option grants to non-employee directors under the Company's 1997 stock plan in its discretion. Beginning in the second quarter of 2002, each non-employee director that serves as chair of one of the Board's committees shall receive an annual grant of an option to purchase 5,000 shares of the Company's Common Stock under the 1999 Director Option Plan and shall vest on the one-year anniversary of the date of grant; however, in the event of a change of control, the options shall vest immediately. In addition, each non-employee director that serves as a member of the Board's Audit Committee shall receive an annual grant of an option to purchase 5,000 shares of the Company's Common Stock under the Director Plan and shall vest on the one-year anniversary of the date of grant; however, in the event of a change of control, the options shall vest immediately.

     During 2001, Quovadx granted stock options to our non-employee directors as follows:

NAME OF DIRECTOR                         NUMBER OF SHARES    DATE OF GRANT     EXERCISE PRICE
----------------                         ----------------    -------------     --------------
Joseph G. Bleser.......................       25,000        October 26, 2001       $ 8.70
Fred L. Brown..........................       10,000(1)     June 7, 2001           $10.20
J. Andrew Cowherd......................       10,000(1)     June 7, 2001           $10.20
James A. Gilbert.......................       25,000        October 26, 2001       $ 8.70
James B. Hoover........................       10,000(1)     June 7, 2001           $10.20
Jeffrey M. Krauss......................       10,000(1)     June 7, 2001           $10.20

---------------

(1) Automatic annual grant under the 1999 Director Option Plan.

     Cash Compensation. During 2000 and through March 31, 2001, our directors were not paid any cash compensation for their services as members of the board of directors or any committee, but they were reimbursed for reasonable out-of-pocket expenses incurred by them in attending meetings. Beginning in the second quarter of 2001, our directors were paid $2,500 per quarter plus $500 for each board of directors or committee meeting attended. In addition, they were reimbursed for reasonable out-of-pocket expenses incurred by them in attending meetings. Beginning in the third quarter of 2001, our directors have been paid $5,000 per quarter plus $1,000 for each board of directors or committee meeting attended. In addition, they are reimbursed for reasonable out-of-pocket expenses incurred by them in attending meetings.

     Employee Directors. Directors who are also our employees (currently only Ms. Sweeney) receive no additional or special remuneration for serving as directors.

BOARD MEETINGS AND COMMITTEES

     Our board of directors held a total of nine meetings and acted three times by unanimous written consent during 2001. Each director attended at least 75% of the total number of meetings of the board of directors and of all committees of which he was a member during 2001.

     Our board of directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Acquisition Committee.

     Audit Committee. The Audit Committee recommends engagement of the independent accountants and is primarily responsible for reviewing and approving the scope of the audit and other services performed by our independent accountants and for reviewing and evaluating our accounting principles and systems of internal accounting controls. The Audit Committee meets with management and our independent accountants, who have access to the Audit Committee without the presence of management representatives. During 2001, the Audit Committee consisted of the Mr. Krauss (Chairman), Mr. Brown and Mr. Daniel
J. Mitchell (who has
resigned from the board). Mr. Gilbert was appointed to the Audit Committee to serve in 2002. The Audit Committee held six meetings during 2001.

     Compensation Committee. The Compensation Committee makes recommendations to the board of directors concerning the salaries and other compensation paid to the executive officers, the granting of employee stock options and other compensation-related issues. During 2001, the Compensation Committee consisted of Mr. Cowherd (Chairman), Mr. Brown, Mr. Krauss and Mr. Hoover. The Compensation Committee held thirteen meetings in 2001.

     Nominating Committee. The Nominating Committee selects and interviews applicants for our board of directors. During 2001, the Nominating Committee consisted of Mr. Brown (Chairman), Mr. Cowherd and Mr. Hoover. The Nominating Committee held three meetings in 2001.

     Acquisition Committee. The Acquisition Committee reviews and advises the board of directors regarding acquisition or investment candidates that have been recommended by our management. During 2001, the Acquisition Committee consisted of Mr. Hoover (Chairman), Mr. Cowherd and Mr. Krauss. The Acquisition Committee held three meetings in 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our board of directors established the Compensation Committee in 1999. Prior to establishing the Compensation Committee, our board of directors as a whole performed the functions delegated to the Compensation Committee. No member of our Compensation Committee has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee. Since the formation of the Compensation Committee, none of its members has been an officer or employee of Quovadx, Inc.

                               EXECUTIVE OFFICERS

     In addition to Ms. Sweeney, whose information is described above, set forth below are each of our other executive officers. There are no family relationships among any of our directors or executive officers.

NAME                                                               POSITION
----                                                               --------
Afshin Cangarlu...........................  35    Executive Vice President and Chief
                                                  Operating Officer
Deborah L. Dean...........................  35    Executive Vice President, Product
                                                  Management
David E. Nesvisky.........................  41    Executive Vice President, Sales
Gary T. Scherping.........................  42    Executive Vice President, Finance and Chief
                                                  Financial Officer
Ann C. Ting...............................  54    Executive Vice President and Chief
                                                  Technology Officer
Linda K. Wackwitz.........................  51    Executive Vice President, General Counsel
                                                  and Assistant Secretary

     Afshin Cangarlu. Mr. Cangarlu joined Quovadx in May of 2000, he currently serves as Chief Operating Officer. Prior to this appointment he served in the capacity of Executive Vice President, Services, of Quovadx, Inc. from August 2001 to December 2001. From May 2000 to August 2001, Mr. Cangarlu was Senior Vice President and General Manager for the West Region Consulting Practice of Quovadx, Inc. From October 1995 to April 2000, Mr. Cangarlu served as the CIO and Director of Application Development of DreamWorks SKG Information Technology organization, where he was tasked to design and implement business applications supporting all divisions of the company. From November 1992 to October 1995, Mr. Cangarlu was the Executive Consultant and Vice President of Services at CompuFlex International, a software and consulting services firm.

     Deborah L. Dean. Ms. Dean has been Executive Vice President, Product Management, of Quovadx, Inc. since August 2001. From April 2000 to August 2001, Ms. Dean was the Senior Vice President of Product Management for Healthcare.com (previously named HIE, Inc.). From January 1999 to April 2000, Ms. Dean was the Senior Vice President of e-Business for Healthcare.com and the Senior Vice President of Research and Development for HIE, Inc. From November 1994 to December 1998, Ms. Dean was the Vice President of Research and Development and founder of Criterion Health Strategies, a data warehousing and consulting firm (Criterion was purchased by HIE, Inc.). From November 1992 to November 1994, Ms. Dean was Vice President of Customer Service and from August 1991 to November 1992, Ms. Dean was the Director of Customer Service for Inforum/Medstat, Inc., which she joined in November 1990. From November 1987 to August 1990, Ms. Dean worked in the information technology department of St. Bernard's Regional Medical Center. Ms. Dean received her B.S. degree in Health Services Administration from Arkansas State University.

     David E. Nesvisky. Mr. Nesvisky joined Quovadx as Executive Vice President of Sales in April, 2002. Mr. Nesvisky comes to Quovadx from a 14-year tenure at Oracle Corp., where he most recently was Group Vice President of Oracle's Health Industries sales organization. Prior to managing Oracle Health Industries, Mr. Nesvisky was a Regional Sales Manager for the Department of Defense (DoD) operations from 1994 to 1997, where he headed up sales for Oracle's DoD accounts in the Southeastern U.S. From 1983-1994, he was a senior sales representative responsible for Oracle database sales to the U.S. Air Force, U.S. Army and U.S. Marine Corps in the U.S. and Europe, and helped Oracle become the de facto database product in the U.S. Air Force. He has a BS from Pennsylvania State University College of Business.

     Gary T. Scherping. Mr. Scherping has been Executive Vice President, Finance and Chief Financial Officer of Quovadx, Inc. since March 2001. From May 2000 to March 2001, Mr. Scherping was Vice President and Controller. From February 2000 to May 2000, Mr. Scherping was Vice President of Acquisitions. From August 1994 to February 2000, Mr. Scherping held several management positions with Echo Bay Mines, Ltd., including Treasurer of Echo Bay Mines from February 1999 to February 2000, Director of Marketing and Banking from July 1997 to February 1999 and Director of Financial Accounting and Reporting from September 1994 to July 1997.

     Ann C. Ting. Dr. Ting has been Executive Vice President and Chief Technology Officer of Quovadx, Inc. since June 2001. From May 1994 to June 2001, Dr. Ting held several positions of increasing responsibility, including the role of President and Chief Operating Officer, at Confer Software, which was an ebusiness process management software company acquired by Quovadx, Inc. in June 2001.

     Linda K. Wackwitz. Ms. Wackwitz was appointed Executive Vice President, General Counsel and Assistant Secretary in December 2001. Prior to joining the Company, she was a partner from December 1999 until November 2001, and special counsel from November 1997 to December 1999, in the commercial law and securities group of Holme Roberts & Owen LLP's Boulder and Denver offices where her principal clients were rapidly growing technology companies. From January 1996 to November 1997, she was Vice President and General Counsel of NHancement Technologies.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation that we paid during the years ended December 31, 2001, 2000 and 1999 to our Chief Executive Officer and our four other most highly compensated officers as well as one other highly compensated individual who was not an officer on December 31, 2001.

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                           ------------
                                                    ANNUAL COMPENSATION     SECURITIES
                                                   ---------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                 YEAR    SALARY       BONUS      OPTIONS(#)
---------------------------                 ----   --------     --------   ------------
Lorine R. Sweeney.........................  2001   $278,461     $ 82,500     375,000
  President and Chief Executive             2000   $195,456     $  2,813     150,000
  Officer                                   1999   $175,000           --     436,826
Afshin Cangarlu(1)........................  2001   $200,000     $288,609     130,000
  Executive Vice President,                 2000   $129,185     $204,473      70,000
  Services and Chief Operating              1999         --           --          --
  Officer
John Hickey(2)............................  2001   $171,148     $ 50,400          --
  Former Chief Operating Officer            2000   $ 17,769           --     175,000
                                            1999         --           --          --
Suriya Narayanan(3).......................  2001   $189,969     $ 36,541          --
  Former Chief Technology Officer           2000   $162,256     $  9,072      97,000
                                            1999         --           --          --
Thomas M. Pianko..........................  2001   $631,215     $     --      50,000
  Executive Vice President,                 2000   $275,599     $  9,063      37,000
  Channel Sales and Business                1999   $ 13,790           --      80,000
  Development
Gary T. Scherping(4)......................  2001   $166,212     $ 37,022     160,000
  Executive Vice President,                 2000   $107,582     $  3,214      59,000
  Finance and Chief Financial               1999         --           --          --
  Officer

---------------

(1) Mr. Cangarlu joined Quovadx in May 2000.

(2) Mr. Hickey's employment with Quovadx commenced in November 2000 and terminated in December 2001.

(3) Mr. Narayanan's employment with Quovadx commenced in January 2000 and terminated in April 2002.

(4) Mr. Scherping joined Quovadx in February 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted in 2001 to each of the officers named in the above table.

                                           INDIVIDUAL GRANTS
                           --------------------------------------------------
                           NUMBER OF
                           SECURITIES    % OF TOTAL
                           UNDERLYING     OPTIONS      EXERCISE
                            OPTIONS      GRANTED TO    PRICE PER   EXPIRATION      GRANT DATE
NAME                        GRANTED     EMPLOYEES(1)   SHARE(2)       DATE      PRESENT VALUE(3)
----                       ----------   ------------   ---------   ----------   ----------------
Lorine R. Sweeney........   375,000         15.2%       $11.19     9/21/2011       $3,330,000
Afshin Cangarlu..........   100,000          4.1%       $11.19     9/21/2011       $  894,000
                             30,000          1.2%       $ 6.48      5/1/2011       $  156,000
John Hickey..............        --           --            --            --               --
Suriya Narayanan.........        --           --            --            --               --
Thomas M. Pianko.........    50,000          2.0%       $11.19     9/21/2011       $  447,000
Gary T. Scherping........   125,000          5.1%       $11.19     9/21/2011       $1,117,500
                             35,000          1.4%       $ 6.19      3/2/2011       $  173,600

---------------

(1) Based on an aggregate of 2,463,525 shares subject to options granted to employees pursuant to our 1997 Stock Plan and our 2000 Nonstatutory Stock Option Plan in the fiscal year ended December 31, 2001, including shares granted to the named executive officers.

(2) All options were granted at exercise prices at the fair market value of our common stock on the date of grant.

(3) The present value of each option grant as of its grant date was determined using the Black-Scholes valuation model. The following assumptions were used in the calculation: (i) risk-free rate of return corresponding to government securities with original maturities similar to the expected option lives of 5.0%; (ii) expected dividend yield of 0%; (iii) volatility factor of 118%; and (iv) expected lives of 4.5 years.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth for each of the officers named in the above table information concerning exercisable and unexercisable options held as of December 31, 2001. The value of in-the-money options is based on a value of $9.15 per share, the closing price of our common stock on December 31, 2001.

                                                                                      VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS AT
                          SHARES                    OPTIONS AT DECEMBER 31, 2001        DECEMBER 31, 2001
                        ACQUIRED ON      VALUE      ----------------------------   ---------------------------
NAME                     EXERCISE     REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -----------   -----------    -------------   -----------   -------------
Lorine R. Sweeney.....        --             --      1,313,726             --      $6,802,632            --
Afshin Cangarlu.......        --             --         44,586        155,414      $  129,982       158,017
John Hickey...........        --             --         43,751(1)          --      $   91,439            --
Suriya Narayanan......    17,813       $130,444         79,187(2)          --      $  123,218            --
Thomas M. Pianko......    10,000         82,100        107,000*        50,000      $  234,640            --
Gary T. Scherping.....        --             --         40,628        178,372      $   81,558       166,936

---------------

 * The number of unexercised options at December 31, 2001 which are exercisable reflects that all options granted under our 1997 Stock Plan prior to the IPO are immediately exercisable upon grant, although the shares issued upon exercise are subject to our right to repurchase them upon termination of employment, which right lapses progressively over time.

(1) These options were cancelled on March 3, 2002.

(2) Unless exercised, Mr. Narayanan's options will be cancelled on July 11, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Other than the director and executive officer compensation arrangements described above and the transactions described below, there has not been since the beginning of our last fiscal year, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party, in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest.

     Mr. Murrie, a member of our board of directors and the former President and Chief Executive Officer of Healthcare.com Corporation, has provided consulting services to Quovadx since the termination of his employment with Quovadx in October 2001. We paid Mr. Murrie an aggregate of $25,000 in consulting fees during 2001, and we have paid him a retainer of $95,000 for consulting services to be provided during 2002.

     In March, 2002, we completed the sale of assets of our Advica Health Resources subsidiary to Royal Health Care of Long Island, LLC, d/b/a Royal Health Care (Royal) for $475,000 in cash and 4.6% of the outstanding equity in Royal. In conjunction with the sale, Quovadx and "Royal" signed a seven-year, $5 million application service provider (ASP) agreement. Mr. Krauss, Chairman of the Board of Directors of Quovadx, is also a member of the Board of Managers of Royal, where he represents the membership interests of the New York City Investment Fund. Mr. Krauss maintained a strict policy of confidentiality and personal exclusion from all financial matters associated with this transaction, as evidenced by his abstention from all meetings and votes on behalf of each of the parties related to respective evaluations of deal terms and decisions to proceed with the transaction.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The compensation committee, comprised of non-employee directors, sets, reviews and administers our executive compensation program. The role of the compensation committee is to establish and approve the compensation of our Chief Executive Officer and our other executive officers. The committee also administers our employee stock option plans, and reviews and approves stock option grants to all employees.

COMPENSATION PHILOSOPHY

     Our compensation philosophy is that cash incentive compensation of executive officers should be directly linked to our short-term performance and that longer-term incentives, such as stock options, should be aligned with the objective of enhancing stockholder value over the long term. The use of stock options clearly links the interests of our officers and employees to the interests of our stockholders. In addition, the compensation committee believes that total compensation packages must be competitive with other companies in the industry to ensure that Quovadx can continue to attract, retain and motivate key employees who are critical to our long-term success.

EXECUTIVE OFFICER COMPENSATION

     The objectives of our executive officer compensation program are to attract, retain, motivate and reward key personnel who possess necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits generally available to employees of Quovadx.

     Base Salary. Base salary levels for our executive officers are generally targeted to be competitive with companies in the same stage of development and in the same industry and geographic area. In determining salaries, the Compensation Committee also takes into account the Chief Executive Officer's recommendations, individual experience, contributions to corporate goals and Quovadx's performance.

     Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The annual performance goals consist of company and individual goals, which vary based on the executive's position.

     Stock Option Grants. Stock options are granted to executive officers and other employees under our option plans. Stock option grants are intended to focus the recipient on our long-term performance to improve stockholder value and to retain the services of executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest over a four- year period, based on continued employment. Factors considered in granting stock options to executive officers are the duties and responsibilities of each individual, such individual's contributions to our success and other relevant factors. We view stock options as an important component of long-term compensation for executive officers since options motive executive officers to manage our company in a manner that is consistent with the interests of our stockholders.

CEO COMPENSATION

     Compensation for our Chief Executive Officer is consistent with the philosophies and practices described above for executive officers in general. Ms. Sweeney received a base salary of $278,461 and a bonus of $82,500 for 2001. During 2001, Ms. Sweeney was granted 375,000 options to purchase Company common stock at an exercise price of $11.19.

                                          COMPENSATION COMMITTEE

                                          J. Andrew Cowherd
                                          Jeffrey M. Krauss
                                          James B. Hoover
                                          Fred L. Brown

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of our common stock as of April 20, 2002 by:

     - each person who is known by us to beneficially own more than 5% of our common stock;

     - each of our directors, our most highly compensated officers who are listed above under "Executive Compensation" (our "named executives"), and our other executive officers; and

     - our directors, named executives and other executive officers as a group.

     The number of shares beneficially owned by each entity or person is determined under the rules of the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of June 19, 2002, 60 days after April 20, 2002, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

                                                             SHARES             PERCENTAGE
NAME OF BENEFICIAL OWNER                               BENEFICIALLY OWNED   BENEFICIALLY OWNED
------------------------                               ------------------   ------------------
Atlantic Medical Capital, L.P.(1)....................      2,488,001               8.35%
  156 West 56th Street, Suite 1605
  New York, New York 10019-3800
Mellon Financial Corporation(2)......................      3,386,378              11.37%
  One Mellon Bank Center
  500 Grant Street
  Pittsburgh, Pennsylvania 1528-0001
Nazem & Associates IV, L.P.(3).......................      2,890,042               9.70%
  645 Madison Avenue, 12th Floor
  New York, New York 10022-1010
Lorine R. Sweeney(4).................................      1,394,726               4.48%
Joseph G. Bleser(5)..................................        104,704                  *
Fred L. Brown(6).....................................         45,000                  *
J. Andrew Cowherd(7).................................      2,491,001               8.35%
James A. Gilbert(8)..................................          8,799                  *
James B. Hoover(9)...................................        540,764               1.81%
Jeffrey M. Krauss(10)................................         51,500                  *
Robert I. Murrie(11).................................        319,317               1.06%
Afshin Cangarlu(12)..................................         44,586                  *
John D. Hickey(13)...................................         43,901                  *
Suriya Narayanan(14).................................         29,500                  *
Thomas M. Pianko(15).................................        107,000                  *
Gary T. Scherping(16)................................         52,572                  *
All directors, named executives and other executive
  officers as a group (16 persons)(17)...............      5,387,120               18.8%

---------------

  *  Indicates less than 1%.

 (1) Represents 2,388,001 shares held by Atlantic Medical Capital, L.P., 70,000 shares owned by AHR Seller Group, LLC, and 30,000 shares subject to stock options exercisable within 60 days of April 20, 2002 held by Atlantic Medical Management, LLC. J. Andrew Cowherd, one of our directors, is a member of Atlantic Medical Management, LLC. Atlantic Medical Management, LLC is the management services company of Atlantic Medical Capital, L.P. Atlantic Medical Capital, L.P. is a member of the AHR Seller Group, LLC. Atlantic Medical Management, LLC has three members, each of whom shares voting and investment power over the shares held by Atlantic Medical Capital, L.P. Mr. Cowherd disclaims beneficial ownership of the shares held by these entities except to the extent of his proportionate pecuniary interest.

 (2) As reported on Schedule 13-G, filed February 8, 2002, these shares are beneficially owned by Boston Safe Advisors, TBC Asset Management, Inc., Boston Safe Deposit and Trust Company and Franklin Portfolio Associates, as of December 31, 2001 and are reported on this Schedule as beneficially owned by The Boston Company, as a holding company. As of December 31, 2001, the holding company that beneficially owned these shares was Boston Safe Deposit and Trust Company.

 (3) As reported in the most recent Schedule 13-G, filed February 12, 2001, Nazem & Associates IV, L.P. is the general partner of Nazem & Company IV, L.P. (which owns 2,334,486 shares) and of Nazem & Associates Transatlantic L.P. the investment manager of Transatlantic Venture Partner C.V. (which beneficially owns 555,556 shares). Nazem & Associates IV, L.P. disclaims beneficial ownership of the shares held by Nazem & Company IV, L.P. and Transatlantic Venture Partner C.V. except to the extent of its pecuniary interest therein.

 (4) Includes 1,313,726 shares subject to stock options exercisable within 60 days of April 20, 2002.

 (5) Includes 98,107 shares subject to stock options exercisable within 60 days of April 20, 2002.

 (6) Includes 45,000 shares subject to stock options exercisable within 60 days of April 20, 2002.

 (7) Represents 2,388,001 shares held by Atlantic Medical Capital, L.P., 1500 shares owned by J. Andrew Cowherd individually, 1000 shares owned by J. Andrew Cowherd's son, 500 shares held in the name of Mr. Cowherd's spouse, 70,000 shares owned by AHR Seller Group, LLC and 30,000 shares subject to stock options exercisable within 60 days of April 20, 2002 held by Atlantic Medical Management, LLC. J. Andrew Cowherd, one of our directors, is a member of Atlantic Medical Management, LLC. Atlantic Medical Management, LLC is the management services company of Atlantic Medical Capital, L.P. Atlantic Medical Capital, L.P. is a member of the AHR Seller Group, LLC. Atlantic Medical Management, LLC has three members, each of whom shares voting and investment power over the shares held by Atlantic Medical Capital, L.P. Mr. Cowherd disclaims beneficial ownership of the shares held by these entities except to the extent of his proportionate pecuniary interest.

 (8) Represents 8,799 shares held by LiveOak Equity Partners, L.P. James A. Gilbert, one of our directors, is a Managing Member of LiveOak Equity Partners L.P.

 (9) Represents 475,926 shares held by Dauphin Capital Partners I, L.P., 34,838 shares owned by James B. Hoover, 20,000 shares subject to stock options exercisable within 60 days of April 30, 2001 held by James B. Hoover and 10,000 shares subject to stock options exercisable within 60 days of April 30, 2001 held by Dauphin Management, L.L.C. James B. Hoover, one of our directors, is a Managing Member of DCP I, L.L.C., which is the general partner of Dauphin Capital Partners I, L.P. Mr. Hoover disclaims beneficial ownership of the shares held by that entity except to the extent of his proportionate pecuniary interest.

(10) Includes 30,000 shares subject to stock options exercisable within 60 days of April 20, 2002.

(11) Represents 3,162 shares held by Robert I. Murrie, 316,155 shares subject to stock options exercisable within 60 days of April 20, 2002.

(12) Includes 44,586 shares subject to stock options exercisable within 60 days of April 20, 2002.

(13) Includes 43,751 shares subject to stock options exercisable within 60 days of April 20, 2002.

(14) Includes 29,500 shares subject to stock options exercisable within 60 days of April 20, 2002.

(15) Includes 107,000 shares subject to stock options exercisable within 60 days of April 20, 2002.

(16) Represents 1,944 shares held by Gary Scherping and 40,628 shares subject to stock options exercisable within 60 days of April 20, 2002. Also includes 10,000 shares held in the name of Mr. Scherping's spouse for which Mr. Scherping disclaims beneficial ownership.

(17) Includes 2,342,203 shares subject to stock options exercisable within 60 days of April 20, 2002.

                         INDEPENDENT PUBLIC ACCOUNTANTS

GENERAL

     Upon the recommendation of the Audit Committee, our board of directors has appointed Ernst & Young LLP as our independent accountants for the 2002 fiscal year. Ernst & Young LLP served as our independent accountants for the 2001 fiscal year. The Audit Committee and the board of directors are not at this time asking for approval by the stockholders of its selection of Ernst & Young LLP as our independent accountants.

     Representatives of Ernst & Young LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

AUDIT AND RELATED FEES PAID DURING 2001

  AUDIT FEES

     The aggregate fees billed by Ernst & Young LLP for professional services for the audit of our annual consolidated financial statements for fiscal 2001 and the review of the consolidated financial statements included in our Forms 10-Q for fiscal 2001 were $344,165.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no services rendered nor fees billed by Ernst & Young LLP for financial information systems design and implementation for fiscal 2001.

  ALL OTHER FEES

     The aggregate fees billed to us for all other services rendered by Ernst & Young LLP and its foreign affiliates for fiscal 2001 were $492,816. These services included tax consulting services, acquisition related services and general consulting services. The Audit Committee has determined that the provision of services rendered above for all other fees is compatible with maintaining Ernst & Young LLP's independence.

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     On April 11, 2001, we dismissed PricewaterhouseCoopers LLP as our independent accountants. The decision to change accountants was recommended by our Audit Committee and was approved by our board of directors.

     During the two fiscal years immediately preceding such dismissal, and during the interim period ending April 11, 2001, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their reports on the financial statements for such years. PricewaterhouseCoopers LLP's reports on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years immediately preceding such dismissal, and during the interim period ending April 11, 2001, there were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

     Effective April 18, 2001, we retained Ernst & Young LLP to perform the annual audit of our financial statements. During the two fiscal years immediately preceding such appointment, and during the interim period ending April 18, 2001, we did not consult Ernst & Young LLP regarding (i) either the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(v)) or was a reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Audit Committee reviews and advises the board of directors regarding Quovadx's accounting matters and is responsible for reviewing and recommending the annual appointment of our independent public accountants, reviewing the services to be performed by them, and reviewing and evaluating the accounting principles being applied to our financial reports. Each member of the Audit Committee is independent under the applicable rules of the National Association of Securities Dealers. The responsibilities and duties of the Audit Committee are specified in the Audit Committee Charter, which is reviewed annually by the Audit Committee and updated as appropriate. The Audit Committee Charter has been included as Exhibit A to this proxy statement.

     During 2001, the Audit Committee was composed of Mr. Krauss, Mr. Brown and Mr. Mitchell. Mr. Mitchell resigned from the board of directors and the Audit Committee, prior to the end of 2001.

     The Audit Committee has: (i) reviewed and discussed with management and our independent public accountants the audited financial statements for the year ended December 31, 2001; (ii) discussed with our independent public accountants the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 ("Communications with Audit Committees"); (iii) reviewed the written disclosures and the letter from our independent public accountants required by Independence Standards Board No. 1 ("Independence Discussions with Audit Committees"); and (iv) discussed with our independent public accountants their independence from Quovadx.

     Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Jeffrey M. Krauss
                                          Fred L. Brown

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return to holders of our common stock with the cumulative total return on the Nasdaq Stock Market Composite Index-U.S. and the JP Morgan H&Q Healthcare Information Services Index. The graph assumes that $100 was invested in our common stock and in the indices shown below on February 10, 2000, the date of our initial public offering, and assumes reinvestment of dividends. No dividends have been declared or paid on our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF 22 MONTH CUMULATIVE TOTAL RETURN*
           AMONG QUOVADX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
         AND THE JP MORGAN H & Q HEALTHCARE INFORMATION SERVICES INDEX

                              (PERFORMANCE GRAPH)

                                                       CUMULATIVE TOTAL RETURN
                       ---------------------------------------------------------------------------------------
                       2/10/00    3/00      6/00      9/00      12/00     3/01      6/01      9/01      12/01
                       ---------------------------------------------------------------------------------------
 Quovadx, Inc.         100.00     79.86     29.86     25.00     28.47     36.98     75.00     69.17     50.83
 Nasdaq Stock Market
  (U.S.)               100.00    116.57    101.36     93.27     62.45     46.62     54.95     38.12     49.56
 JP Morgan H & Q
  Healthcare
  Information
  Services             100.00     61.82     40.83     38.42     28.97     23.11     27.00     22.45     22.77

* $100 Invested on 2/10/00 in stock or on 1/31/00 in index-including reinvestment of dividends. Fiscal year ending December 31.

THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                               OTHER INFORMATION

ANNUAL REPORT

     Our 2001 Annual Report to Stockholders was sent to our stockholders together with this proxy statement. We will furnish, without charge, a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for our most recent fiscal year, including financial statement schedules but not including the exhibits. Please direct requests to:

        QUOVADX, INC.
        6400 S. FIDDLER'S GREEN CIRCLE
        SUITE 1000
        ENGLEWOOD, COLORADO 80111
        ATTENTION: INVESTOR RELATIONS

OTHER BUSINESS AT THE ANNUAL MEETING

     The board of directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the board of directors may recommend.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, for fiscal year 2001, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were met.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Our stockholders may submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to our board of directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2003 annual meeting. Any such stockholder proposals must be submitted in writing to the office of our Assistant Secretary at the address set forth in the Notice of Annual Meeting immediately preceding this proxy statement, no later than January 7, 2003 (unless the date of the 2002 annual meeting is more than 30 days before or after June 7, in which case the proposal must be received a reasonable time before the proxy statement is printed and mailed). Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2003 proxy statement.

     Alternatively, under our bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2003 proxy statement pursuant to Rule 14a-8 may be submitted in writing to the office of our Assistant Secretary, for the 2003 annual meeting of stockholders not later than January 7, 2003 (unless the date of the 2003 annual meeting is more than 30 days before or after June 7, in which case the proposal must be received within a reasonable period of time before the proxy statement is printed and mailed). As described in our bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our bylaws, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

     The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting.

                                          By Order of the Board of Directors

                                          /s/ ARTHUR SCHNEIDERMAN
                                          Arthur Schneiderman
                                          Secretary

Englewood, Colorado
May 18, 2002

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                                 QUOVADX, INC.

     The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

     The members of the Audit Committee shall be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. Each member of the Audit Committee will meet the independence and experience requirements of the Nasdaq National Market. In particular, (1) each member will be an independent director (as defined in Nasdaq Rule 4200), (2) each member will be able to read and understand fundamental financial statements, and (3) at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background including a current or past position as a chief executive or financial officer or other senior officer with financial oversight.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee

     The Audit Committee shall make regular reports to the Board.

     The Audit Committee shall:

          1. Provide oversight and monitor Company management and the independent auditor and their activities with respect to the Company's financial reporting process.

          2. Recommend the selection and, where appropriate, replacement of the independent auditor to the Board of Directors.

          3. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

          4. Review and approve the fees to be paid to the independent auditor for audit services.

          5. Approve the retention and fees of the independent auditor for any audit-related tax-consulting service; in no event shall the company's designated independent auditor be retained for any non-audit related consulting services.

          6. Review the independent auditor's proposed audit scope, approach and independence.

          7. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the Company's financial statements.

          8. Review the performance of the independent auditor, who shall be accountable to the Board of Directors and the Audit Committee.

          9. Request from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

          10. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          11. Direct the Company's independent auditor to review, and review with management and the independent auditor, before filing with the SEC, the Company's Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews.

          12. Discuss with the Company's independent auditor the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented.

          13. Review with management and the independent auditor, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K.

          14. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter, to include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

          15. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          16. Provide a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of
     Schedule 14A.

          17. Review the Audit Committee's own structure, processes and membership requirements and the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

          18. Perform such other duties as may be requested by the Board of Directors.

     Meetings/Minutes: The Audit Committee will meet at least quarterly or more frequently as circumstances dictate. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance. The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                      PROXY

                                  QUOVADX, INC.

                 Annual Meeting of Stockholders - June 19, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         You, the undersigned stockholder, appoint each of Lorine R. Sweeney and Jeffrey M. Krauss, your attorney and proxy, with full power to appoint her or his substitute, on your behalf and with all powers you would possess if personally present, to vote all the shares of common stock of Quovadx, Inc. entitled to vote at the Annual Meeting of Stockholders of Quovadx, Inc. (the "Meeting") to be held at 9:00 a.m. local time, on Wednesday, June 19, 2002, at The Plaza Events Center, Plaza IV, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111, and at any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED BY YOU AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS. IF NOT OTHERWISE SPECIFIED, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

         VOTING BY INTERNET OR TELEPHONE. If you wish to vote by Internet or telephone, please follow the instructions on the lower reverse side of this proxy card.

         VOTING BY MAIL. If you wish to vote by mail, please sign your name exactly as it appears on this proxy card and mark, date and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or office of a corporation, please provide your full title.

         [See reverse side] (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

      The Board of Directors recommends a vote "FOR" each of the nominees.
--------------------------------------------------------------------------------
Item 1:                                      FOR         WITHHOLD FOR ALL

ELECTION OF DIRECTORS                        [ ]                [ ]
Nominees:
--------------------------------------------------------------------------------
01   Lorine R. Sweeney
02   Jeffrey M. Krauss
03   James A. Gilbert
--------------------------------------------------------------------------------
WITHHOLD FOR:  (Write name(s) in space provided below).


----------------------------------------------------

--------------------------------------------------------------------------------
                                                                YES         NO
                        I will attend the Annual Meeting        [ ]         [ ]


Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.
Signature                    Signature                    Date
          ------------------           ------------------      -----------------
Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this Proxy in the enclosed return envelope so that you shares may be represented at the meeting.

                            o FOLD AND DETACH HERE o